UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 28, 2020

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Item 1.01     Entry into a Material Definitive Agreement.

On August 30, 2020, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with each of the investors named therein (the “Investors”), pursuant to which the Investors agreed to purchase from the Company, up to $25,000,000 in shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The initial closings of the sale and purchase of the Common Shares (collectively, the “Initial Closing”) must occur within forty-five (45) business days after the date on which the Company’s application to the NYSE American for the listing of the Common Shares for trading thereon is approved by the NYSE American. The Investors have agreed to purchase an aggregate of 1,000,000 shares of Common Stock at the Initial Closing, at a purchase price of $5.00 per share. Subsequent closings of the sale and purchase of the Common Shares (each a “Subsequent Closing”) will occur from time to time after the Initial Closing on such dates and times as agreed upon by the Company and the Investors, but in any event no later than ninety (90) business days after the Initial Closing; provided that the closing price of the Common Stock on the NYSE American exchange shall have closed at or above $5.00 for five consecutive trading days. The Investors will purchase the Common Shares at such Subsequent Closing at a price per share equal to market value within the meaning of Section 713 of the NYSE American Company Guide; provided that in no event shall the Investors be obligated to purchase Common Shares at a Subsequent Closing at a price greater than $5.75 per share. The Company has the right to terminate the Common Stock Purchase Agreement upon written notice to the Investors if (a) the Initial Closing has not occurred within ninety (90) days of the date of the agreement or (b) if the Investors have not purchased an aggregate of $25,000,000 in Common Shares as of the date that is ninety (90) business days after the Initial Closing. Notwithstanding the foregoing, no Investor is obligated to purchase any Common Shares if such shares proposed to be purchased, when aggregated with all other shares of Common Stock then owned beneficially by such Investor and its affiliates would result in the beneficial ownership by such Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock.  One of the Company’s existing investors, John K. Scott, Jr., is a party to the Common Stock Purchase Agreement and agreed to purchase $25,000 of Common Shares.

On August 31, 2020, the Company entered into a Stock Purchase Agreement and Letter of Investment Intent (the “Preferred Stock Purchase Agreement” and, together with the Common Stock Purchase Agreement, the “Purchase Agreements”) with Keystone Capital Partners, LLC (“Keystone”) pursuant to which the Company agreed to issue to Keystone 150,000 shares of newly-designated Series D Redeemable Convertible Preferred Stock (the “Preferred Shares”) for an aggregate purchase price of $15,000,000. The Preferred Shares have the rights set forth in the Series D Preferred Certificate (as defined below). Pursuant to the Preferred Stock Purchase Agreement, Keystone will purchase Preferred Shares in amounts to be determined by Keystone in one or more closings (each, a “Call Closing”) on or before May 31, 2021, provided that (1) all of the Preferred Shares must be purchased by such date and (2) no Call Closing may occur until after the prospectus supplement relating to the issuance of the Preferred Shares has been filed. The Preferred Shares will be convertible into a maximum of 5,147,000 shares of Common Stock.  The registration expenses incurred in connection with the foregoing will be paid by the Company, except for stock transfer taxes, commissions and Keystone’s attorney fees. Keystone agreed, upon reasonable request by the Company, and as a condition precedent to Keystone’s right to exercise its call option as set forth above, to enter into customary agreements with respect to the registration process, including, without limitation, in the form attached to the Stock Purchase Agreement.

The transactions being consummated pursuant to the Common Stock Purchase Agreement and the Preferred Stock Purchase Agreement are together referred to herein as the “Registered Direct Offerings.”

The Registered Direct Offerings are being made pursuant to the Company’s shelf registration statement on Form S‑3 (Registration No. 333-222092), which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 27, 2017, including the prospectus contained therein, as well as a prospectus supplement to be filed with the SEC relating to the offering.

The foregoing description of the Purchase Agreements are qualified in their entirety by reference thereto. The Preferred Stock Purchase Agreement is filed as Exhibit 10.1, and a form of Common Stock Purchase Agreement is attached as Exhibit 10.2, to this Current Report on Form 8-K, which are incorporated herein by reference.

A copy of the opinion of Thompson Hine LLP relating to the legality of the issuance and sale of the securities in the transactions described above is attached as Exhibit 5.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On August 28, 2020, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate all references in the Company’s Amended and Restated Certificate of Incorporation to the Company’s Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”). No shares of Series C Preferred Stock were outstanding on such date, and pursuant to the resolutions of the Company’s Board of Directors (the “Board”) set forth in the Certificate of Elimination, no further shares of Series C Preferred Stock will be issued.

Pursuant to the transaction pursuant to the Preferred Stock Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 5.03 in its entirety, on August 31, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations (the “Series D Preferred Certificate”) of Series D Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”). The Series D Preferred Certificate authorizes 150,000 shares of Series D Preferred Stock and establishes the rights and preferences of the Series D Preferred Stock, including as follows:

Except with respect to transactions which may adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, the Series D Preferred Stock has no voting rights.

Whenever the Board declares a dividend on the Common Stock, each record holder of a share of Series D Preferred Stock on the record date set by the Board will be entitled to receive an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series D Preferred Stock could be converted on the record date, without regard to any conversion limitations in the Series D Preferred Certificate.

Holders of the Series D Preferred Stock may convert some or all of the Series D Preferred Stock into shares (“Conversion Shares”) of Common Stock at a 10% discount to market, provided that the Company may not issue Conversion Shares in excess of 19.99% of the number of shares of Common Stock outstanding as of the date of the initial Call Closing (the “Exchange Cap”) without shareholder approval, which the Company is not required to seek.

The Company has the right to redeem any outstanding shares of Series D Preferred Stock at a price of $110 per share, payable in cash or in registered shares of Common Stock.

The description set forth in this Item 5.03 is not complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination and the Series D Preferred Certificate filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock.

5.1	Opinion of Thompson Hine LLP.

10.1	Stock Purchase Agreement and Letter of Investment Intent, by and between the Company and Keystone.

10.2	Form of Common Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 2, 2020	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer